                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 31, 2002
                                                         -----------------

                                 NaviSite, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                     000-27597                 52-2137343
--------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)

           400 Minuteman Road, Andover, Massachusetts      01810
--------------------------------------------------------------------------------
            (Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:  (978) 682-8300
                                                     --------------

Item 2.  Acquisition or Disposition of Assets.

         On December 31, 2002, NaviSite, Inc., a Delaware corporation (the "Registrant"), completed the acquisition of all the issued and outstanding stock of ClearBlue Technologies Management, Inc., a Delaware corporation ("CBTM"), pursuant to a Stock Purchase Agreement, dated as of December 31, 2002 (the "Agreement"), by and between the Registrant and ClearBlue Technologies, Inc., a Delaware corporation ("CBT"). Pursuant to the Agreement, CBT, a privately-held provider of outsourced IT managed services, sold all of the issued and outstanding stock of its wholly-owed subsidiary, CBTM, to the Registrant in exchange for 8,519,676 shares of the Registrant's common stock, $0.01 par value per share ("Common Stock"), which was approximately 4.5% of the Registrant's outstanding Common Stock. CBTM is a provider of applications management and integration services to mid-sized to large enterprises and government agencies throughout the United States.

         After giving effect to the issuance of the 8,519,676 shares for CBTM, CBT's shareholders collectively own, directly or indirectly through CBT and CBT's wholly-owned subsidiaries, 169,813,851 shares of the Registrant's Common Stock, and a wholly-owned subsidiary of CBT owns a 12% convertible, senior secured note of the Registrant representing an aggregate principal amount of approximately $45 million and convertible into 173,435,897 shares of the Registrant's Common Stock (the "Note"). Assuming full conversion of the Note, the collective ownership position of CBT, CBT's wholly-owned subsidiaries and CBT's shareholders represents approximately 94.62% of the Registrant's outstanding Common Stock. All of the members of the Registrant's Board of Directors are officers or directors of CBT.

         On December 12, 2002, the Registrant's Board of Directors, pursuant to authority previously granted by the Registrant's stockholders at last year's annual meeting of stockholders on December 19, 2001, approved a reverse stock split of the Registrant's Common Stock at a ratio of one-for-fifteen (1:15), which was effective on January 7, 2003. Accordingly, after giving effect to the reverse stock split, CBT's shareholders collectively own, directly or indirectly through CBT and CBT's wholly-owned subsidiaries, 11,320,923 shares of the Registrant's Common Stock, and a wholly-owned subsidiary of CBT owns the Note convertible into 11,562,393 shares of the Registrant's Common Stock. Assuming full conversion of the Note, the collective ownership position of CBT, CBT's wholly-owned subsidiaries and CBT's shareholders after the reverse stock split still represents approximately 94.62% of the Registrant's outstanding Common Stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of the Business Acquired: Not filed herewith; to be filed by amendment.

         Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by March 17, 2003.

(b) Pro Forma Financial Information: Not filed herewith; to be filed by amendment.

         Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by March 17, 2003.

(c)      Exhibits:

Exhibit No.    Description
----------     -----------
   2.1         Stock Purchase Agreement, dated as of December 31, 2002, by and between ClearBlue Technologies, Inc. and NaviSite, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2003                       NAVISITE, INC.
                                            (Registrant)



                                            By:  /s/ Patricia Gilligan
                                               ---------------------------------
                                               Patricia Gilligan
                                               Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.    Description
----------     -----------
   2.1         Stock Purchase Agreement, dated as of December 31, 2002, by and between ClearBlue Technologies, Inc. and NaviSite, Inc.